SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-50962 (Commission File Number)	59-3764686 (I.R.S. Employer Identification No.)

505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

Effective December 10, 2010, Atlantic Coast Federal, MHC (the “MHC”), Atlantic Coast Bank (the “Bank”), and the Office of Thrift Supervision (the “OTS”) entered into supervisory agreements.  The agreements provide, among other things, that:

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the Bank must submit a written contingency plan by March 31, 2011 in the event the Bank is notified by the OTS that it has inadequate capital levels for the Bank’s risk profile and the volume, type and quality of assets held by the Bank;

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the Bank and the MHC must submit for review and non-objection by the OTS within 60 days (and updated yearly), an updated comprehensive business plan for calendar years 2011 and 2012 that addresses all corrective actions in the Bank’s and MHC’s 2010 examinations relating to the Bank’s and MHC’s business operations, including plans to improve core earnings and achieve profitability on a consistent basis throughout the term of the business plan and submit quarterly reports to the OTS regarding compliance with the plan with any modifications thereto requiring OTS prior written non-objection;

•
the Bank must within 90 days revise its written program for identifying, monitoring and controlling risks associated with concentrations of credit and other assets to address all corrective actions set forth in the Bank’s 2010 examination relating to concentrations of credit;

•
the Bank must ensure that its books, records, financial reports and statements are timely and accurately prepared and filed in compliance with all applicable laws, regulations and regulatory guidance, including proper reporting on Thrift Financial Reports with the OTS;

•
the Bank must within 60 days develop and adhere to a written Troubled Debt Restructurings and Loan Modification Policy which will be provided to the OTS within 10 days after adoption by the Board of Directors;

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the Bank must not purchase additional bank-owned life insurance (“BOLI”) or increase its investment in existing BOLI policies until the Bank’s BOLI exposure is within regulatory guidelines of 25% of total capital;

•
the Bank must comply with regulations limiting its ability to accept, renew or roll over brokered deposits without receiving the written non-objection of the OTS, including reducing its level of brokered deposits to $52.5 million by June 30, 2011;

•	the Bank and the MHC must comply with regulatory prior notification requirements with respect to changes in directors and senior executive officers;

•
the Bank will not be permitted to declare a dividend or make any other capital distributions without the prior written approval of the OTS, and the MHC cannot declare or pay dividends or make any other capital distributions without prior written OTS approval;

•
the Bank and the MHC will not be permitted to enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any senior executive officers or directors, unless it provides 30 days prior written notice of the proposed transaction to the OTS;

•
the Bank may not enter into any arrangement or contract with a third party service provider that is significant to the financial condition of the Bank or outside of its normal course of business unless the OTS has received 30 days prior written notice of such contract or arrangement and issued its written non-objection;

•	the Bank and the MHC may not make any golden parachute payment or prohibited indemnification payment without OTS prior written approval;

•
the Bank will not be permitted to increase its total assets during any quarter in excess of an amount equal to the net interest credited on deposit liabilities during the prior quarter, without the prior written non-objection of the OTS;

•	the Bank may not engage in any transactions with affiliates without providing 30 days advance written notice to the OTS and receiving its written non-objection; and

•
the MHC may not incur, issue, renew or rollover any debt or debt securities, increase any current lines of credit, guarantee the debt of any entity, or otherwise incur any additional debt without the prior written non-objection of the OTS.

The foregoing description of the Supervisory Agreements is qualified in its entirety by reference to the Supervisory Agreements issued to the MHC and the Bank, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibit 10.1	Supervisory Agreement by and through the Board of Directors of Atlantic Coast Bank and the Office of Thrift Supervision, dated December 10, 2010
	Exhibit 10.2	Supervisory Agreement by and through the Board of Directors of Atlantic Coast Federal, MHC and the Office of Thrift Supervision, dated December 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date: December 16, 2010	By: /s/ Robert J. Larison, Jr.
Robert J. Larison, Jr.
Chief Operating Officer
(Duly Authorized Representative)